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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PYA/Monarch, Inc.:

    As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Charlotte, North Carolina,

June 21, 2000.